Exhibit 10.4

                  AMENDMENT TO RESTRICTED STOCK AGREEMENT

      THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT (the "Amendment"), dated
as of           , 2005, by and between Telewest Global, Inc., a Delaware
corporation (the "Company"), and             (the "Grantee");

      WHEREAS, the Grantee has previously been awarded shares of Restricted Stock pursuant to the Restricted Stock Agreement, dated as of January 20, 2005, to which the Grantee and the Company are parties (the "Restricted Stock Agreement"); and

      WHEREAS, the parties intend hereby to amend the Restricted Stock Agreement to provide additional protection to the Grantee in the event of an Acceleration Event (as defined below);

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Restricted Stock Agreement, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 3.1 of the Restricted Stock Agreement is hereby deleted and the following is inserted therefor:

      Subject to Sections 3.2 and 5 hereof, the Transfer Restrictions on the Restricted Stock shall lapse and the Restricted Stock granted hereunder shall vest in full on the earlier of (i) the second anniversary of the Grant Date and (ii) the termination of the Grantee's employment (x) by the Company and its Affiliates other than for Cause, (y) by reason of the Grantee's death or Disability or (z) following an Acceleration Event, by the Grantee for Good Reason.

      For purposes of this Agreement, "Good Reason" shall mean in the absence of the written consent of the Grantee (w) any reduction in the Grantee's compensation and employee benefits such that the compensation and employee benefits to which the Grantee is entitled, in the aggregate, following such reduction are no longer substantially similar to the compensation and employee benefits provided to him or her immediately prior to the Acceleration Event (in each case excluding equity compensation), (x) the assignment to the Grantee of substantial duties which the Grantee can demonstrate
      (i) are outside any area of such Grantee's recent professional responsibilities within the Company or (ii) do not offer any opportunity for contribution to advancing the business objectives of the Company or its ultimate parent (following any Acceleration Event) or (iii) are intended by the Company or its ultimate parent (following any Acceleration Event) to cause the Grantee to resign his or her employment, (y) any requirement that the Grantee (1) be based anywhere more than 150 miles from the office where the Grantee is located immediately prior to the Acceleration Event or (2) travel on Company business to an extent substantially greater than the Grantee's travel obligations immediately prior to the Acceleration Event or (z) the failure of the Company or its ultimate parent (following any Acceleration Event) to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or its ultimate parent to assume expressly and agree to be bound by this Agreement in the same manner and to the same extent that the Company or its ultimate parent (following any Acceleration Event) would be bound if no such succession had taken place. For the avoidance of doubt, the parties hereto understand that neither a change in the Grantee's reporting responsibilities nor the termination of the Grantee's responsibilities relating to the management and operation of a public company shall by itself constitute Good Reason.

2. Incorporation of the Amendment into the Restricted Stock Agreement. This Amendment shall, upon its execution and delivery by the parties, constitute an amendment of the Restricted Stock Agreement and shall be deemed incorporated into the Restricted Stock Agreement as if fully set forth therein. Except as modified by the Amendment, the Restricted Stock Agreement shall remain in full force and effect in accordance with its terms. This Amendment and the Restricted Stock Agreement constitute the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and thereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Restricted Stock Agreement or in the Plan, as applicable.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by authority of the Compensation Committee of its Board of Directors, and the Grantee has hereunto set the Grantee's hand, on the day and year first above written.

                                      TELEWEST GLOBAL, INC.





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